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                                                                   Exhibit 10.6a

                                 LEASE AGREEMENT

                                     BETWEEN

                 J.M.J. PARTNERSHIP, an Ohio general partnership

                                    LANDLORD

                                       AND

               THE NEW EDGEHILL CO., INC., a Delaware corporation

                                     TENANT







DEMISED PREMISES:    195 Phillipi Road, Franklin Township, Franklin County, Ohio

                                      LEASE

         THIS LEASE made this 28th day of November, 1990, by and between J.M.J. PARTNERSHIP, an Ohio general partnership, with a mailing address at 4700 East Fifth Avenue, Columbus, Ohio 43219 (hereinafter called "Landlord"), and THE NEW EDGEHILL CO., INC., a Delaware corporation, with a mailing address c/o Controller, Eagle Window and Door, Inc., 375 East 9th Street, Dubuque, Iowa 52001 (hereinafter called "Tenant").

                              W I T N E S S E T H :

ARTICLE I.          DEMISED PREMISES:

         Section 1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, the following described premises (sometimes hereinafter referred to as the "Demised Premises" or "Premises"), being a free-standing office/warehouse building consisting of approximately 60,000 square feet, situated upon approximately 3.44 acres of land, situated in Franklin Township, County of Franklin, State of Ohio. The Demised Premises are outlined in red in Exhibit "A" attached hereto and made a part hereof. The Demised Premises are located at 195 Phillipi Road, Columbus, Ohio.

         Section 2. Landlord additionally owns real property immediately to the west of the Demised Premises consisting of approximately 2.5 acres of land, as shaded on Exhibit "A" and marked "Reserved for Future Development" ("Rear Parcel"). Although the Rear Parcel is not a part of the Demised Premises, it is subject to an option to purchase pursuant to Article V.

ARTICLE II.         TERM OF LEASE:

         Section 1. Term. The term of this Lease shall be for a period of three
(3) years, beginning on the commencement date (as defined in Article II, Section
2), except that if such commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

         The term "Lease Year" or "Base Lease Year" as used herein shall mean a period of 12 consecutive full calendar months commencing with the commencement date; provided, however, if the commencement date is other than the first day of a month, the lease year shall commence on the first day of the month next following the commencement date.

         Section 2. Commencement Date.

         As herein used, the phrase "commencement date" shall mean (i) November 29, 1990; or (ii) the date on which Tenant takes possession of the Demised Premises, whichever occurs first.

ARTICLE III.        RENTAL:

         Section 1. Rental.

         During the term of this Lease, Tenant agrees to pay to Landlord, at such place or places as Landlord may by notice in writing to Tenant from time to time direct, annual rental as follows:

            LEASE YEAR             ANNUAL RENTAL             MONTHLY INSTALLMENT
            ----------             -------------             -------------------
A.              1                   $ 87,500.00                  $ 7,291.67

B.              2                   $156,000.00                  $13,000.00

C.              3                   $156,000.00                  $13,000.00

         Monthly installments of rental shall be due and payable, in advance, on the first day of each calendar month during the term of this Lease, without demand, and without deduction or

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setoff; provided, however, that if the commencement date occurs on a date which is not the first day of a calendar month, then Tenant's initial rental payment hereunder shall be prorated on a daily basis for the period from the commencement date to the end of the month, and shall be due and payable on the commencement date.

         Section 2. Payments.

         All payments of annual rental and other payments required to be made by Tenant to Landlord hereunder shall, unless Landlord directs Tenant otherwise by written notice, be made to Landlord at 4700 East Fifth Avenue, Columbus, Ohio 43219.

ARTICLE IV.         LANDLORD IMPROVEMENTS:

         Section 1. On or before January 1, 1991, Landlord, at Landlord's sole cost and expense, shall cause the electric service to the Demised Premises to be increased to 1,000 amp, 3-phase, 240 volt service.

         Section 2. As soon as possible following execution of this Lease, Landlord shall cause the following additional improvements to be made to the Demised Premises:

                    (a) Build an additional restroom in the warehouse area. Such restroom shall include a total of four (4) fixtures and two (2) sinks. Tenant shall have the right to specify the desired combination of water closets and/or urinals.

                    (b) The office area shall be painted, carpeted and tiled as per the layout attached hereto as Exhibit "B" and made a part hereof.

                    (c) The kitchen area shall be painted and the floor re-tiled. The sink cabinet and sink in the kitchen area shall be replaced with a comparable unit(s).

                    (d) An additional floor drain shall be installed in the warehouse area, the location and type of which to be specified by Tenant.

ARTICLE V.          OPTION TO PURCHASE:

         Throughout the term of this Lease, or any renewal term, Tenant shall have the right and option to purchase the Demised Premises and Rear Parcel upon and subject to the following terms, provisions and conditions:

                    (a) Subject to subparagraph (b) of this Article V, the option price shall be $1,200,000 plus the actual cost of Landlord's improvements pursuant to Article IV. The total option price shall increase (but not decrease) on each anniversary of the Commencement Date in the same percentage proportion that the "Consumer's Price Index--U.S. City Average For All Items For All Urban Consumers" (1982-84 = 100) published monthly in the Monthly Labor Review by the United States Department of Labor (the "CPI") shall have increased during the previous 12-month period. In the event (i) the CPI is discontinued, comparable statistics on the purchasing power of the consumer dollar, as published at the time of said discontinuation by a responsible financial periodical of recognized authority selected by Landlord and Tenant, shall be used for making the above computation (if Lessor and Lessee are unable to agree, the matter shall be submitted to arbitration), or (ii) the base year (1982-84 = 100) or other base year used in computing the CPI is changed, the figures used in making the foregoing adjustments shall accordingly be changed so that all increases in the CPI are taken into account notwithstanding any change in the base year. The option price shall not, however, increase during any one lease year by more than five percent (5%). The CPI index value at the beginning of the measuring twelve (12) month period shall constitute one hundred percent (100%).

                    (b) During the initial twenty-four (24) months of the term of this Lease, Landlord shall not develop or sell the Rear Parcel. Landlord shall notify Tenant at least sixty (60) days prior to the expiration of the initial twenty-four (24) months of


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         the term or provide at least thirty (30) days advance notice after the initial twenty-four (24) months of the term, whichever is applicable, of Landlord's intention to sell or otherwise develop the Rear Parcel. In the event that Tenant fails to notify Landlord, in writing, of its intention to exercise the option to purchase the Demised Premises and Rear Parcel pursuant to this Article V, then Landlord may proceed with its development plans. Tenant's option to purchase the Demised Premises shall, however, continue provided however, that the option price shall be reduced by an amount equal to $25,000 per acre as determined by a survey of the Rear Parcel. The credit against the option price shall increase corresponding to the percentage increase in the Consumer Price Index as provided in Section (a) of this Article V.

                    (c) In the event of Tenant's exercise of the option to purchase, Tenant shall satisfy itself as to the status of Landlord's title. The Demised Premises and Rear Parcel, if applicable, shall be conveyed to Tenant by transferable and recordable Limited Warranty Deed free and clear of all liens and encumbrances except (a) those created or assumed by Tenant; (b) zoning ordinances; (c) legal highways; and
         (d) covenants, restrictions, conditions and easements of record which do not unreasonably interfere with Tenant's lawful use as contemplated by this Lease. Closing shall take place within thirty (30) days of the date of Tenant's exercise of the option to purchase. The option price shall be paid in cash, or substantial equivalent, at closing. Landlord shall pay any applicable transfer tax.

                    (d) In the event that during the term of this Lease, or any renewal term, Landlord receives a bona fide offer to purchase the Demised Premises (or Rear Parcel following expiration of the initial twenty-four (24) months of the term) which offer Landlord desires to accept, Landlord shall provide to Tenant written notice of such offer and fifteen (15) days in which to exercise the option to purchase the Demised Premises and Rear Parcel (if not previously sold or developed by Landlord). If the offered purchase price is less than Tenant's option price, Tenant shall have the right to purchase the Demised Premises and Rear Parcel (if applicable) at the offered price, but otherwise in accordance with this Article V. In the event that Tenant fails to notify Landlord of its intention to exercise its option to purchase prior to the expiration of such fifteen (15) day period, then Tenant's option to purchase shall terminate and Landlord may proceed to close the transaction at the offered price or higher within six (6) months of the date of such offer. In the event that the transaction fails to close within such six (6) month period, then Tenant's option to purchase shall be reinstated.

         Section 2. In the event that Landlord elects to sell or otherwise develop the Rear Parcel pursuant to this Article V, Tenant consents to Landlord's creation of a reasonable easement for ingress and egress near and along the northern boundary of the Demised Premises to provide access to and from the public right-of-way. In the event that Tenant exercises its option to purchase the Demised Premises, the deed from Landlord to Tenant shall reserve such easement in favor of the Rear Parcel. In the event that the appropriate governmental authority requires fee simple ownership of frontage along the public right-of-way as a condition to granting permission to "split" the Rear Parcel from the Demised Premises, and thereby create a separate tax parcel, Tenant consents to the conveyance by Landlord, or reservation in the deed, of a necessary strip of land along the northern boundary of the Demised Premises for purposes of ingress and egress to the Rear Parcel, provided that Landlord shall, in addition, grant to Tenant an easement over, across and through such strip. All easements granted or reserved pursuant to this Section 2 of this Article V shall be on a non-exclusive, perpetual basis except that upon expiration of the term of this Lease, or any renewal term, and provided that Tenant has failed to exercise its option to purchase, then any easements in favor of Tenant shall terminate. The amount of land included in such strip shall not be included in the calculation of Tenant's credit against the option price pursuant to Section
(b) of this Article V.

ARTICLE VI.         COMMON AREAS:

         In the event that the Rear Parcel is sold or otherwise developed by Landlord, the strip of land along the northern boundary of the Demised Premises shall be deemed to be a "common area" to be used in common with the owner(s) of the Rear Parcel, including such owner(s)' employees, agents, and invitees. The cost of maintenance of such common area shall be borne


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by Tenant and the then owner or occupant of the Rear Parcel in proportion to acreage, i.e., Tenant shall be responsible for approximately 57 percent of the maintenance, repair and replacement costs of such common area and the owner and/or occupant of the Rear Parcel shall be responsible for approximately 43 percent--subject to verification of acreage by survey.

ARTICLE VII.        USE AND CARE OF PREMISES:

         Tenant covenants and agrees that it will not use or permit any person to use the Demised Premises or any part thereof (i) for any use or purpose other than office, light manufacturing, distribution and sales of architectural products -- and purposes reasonably related thereto, or (ii) in violation of the laws of the United States of America, the state in which the Demised Premises are situate, or any ordinances or other regulations of any municipality in which the Demised Premises are situated or of any other lawful authorities. During the term of this Lease, Tenant will also keep the Demised Premises in a clean and wholesome condition and will in all respects and at all times fully comply with all lawful health, fire and police regulations.

ARTICLE VIII.       REPAIRS, MAINTENANCE AND ALTERATIONS:

         Section 1. Landlord shall maintain in good order, condition and repair and replace when necessary the exterior of the building portion of the Demised Premises (except as hereafter provided) and structure of the building portion of the Demised Premises.

         Section 2. Tenant shall keep and maintain the Demised Premises, the interior thereof and that portion of the exterior applicable solely to the Demised Premises (e.g.--HVAC unit[s]) in good order, condition and repair and replace when necessary--subject to damage or loss resulting from public taking, fire or other cause beyond Tenant's control and reasonable wear and tear. As used in the immediately preceding sentence, "the interior thereof" shall include, without limitation, all doors, all glass, all plumbing, all mechanical, all electrical, all HVAC systems and all other equipment, systems and component parts--whether located within or without the Demised Premises. That portion of the Demised Premises outside the building which is for the exclusive use of Tenant shall be maintained and repaired by Tenant. Tenant shall, in addition, maintain in good order, condition and repair and replace when necessary--subject to damage or loss resulting from public taking, fire or other cause beyond Tenant's control and reasonable wear and tear, the pavement surrounding the building portion of the Demised Premises (subject to contribution from the owner or occupant of the Rear Parcel, if applicable, pursuant to Article VI), all exterior landscaping and all exterior lighting.

         Section 3. Tenant shall not make or permit any alterations, additions, modifications or improvements in, on, to or affecting the Demised Premises without the prior written consent of Landlord. Any such alterations, additions, modifications or improvements to which Landlord consents shall be performed in a good and workmanlike manner in accordance with plans submitted to and approved by Landlord and in accordance with all applicable requirements of governmental authorities, and shall be and become a part of the Demised Premises.

         Section 4. Before any contractors or subcontractors are permitted to perform any work in, on or around the Demised Premises, whether such work be for repairs, maintenance, replacements, alterations, additions or modifications, the prior written consent and approval of Landlord for the use of such contractors and subcontractors must be obtained.

         Section 5. Landlord will use its best efforts to deliver possession of the Demised Premises in a broom clean condition. Otherwise, however, Tenant accepts the Demised Premises in an "as is" condition, subject, however, to Landlord's obligations pursuant to Article IV.

ARTICLE IX.         TENANT'S COVENANTS:

         Tenant covenants and agrees as follows:

         (a) To pay when due all amounts due for rent or otherwise hereunder.


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         (b) To procure any licenses or permits required for any permitted use of the Demised Premises by Tenant; and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it and to yield up peaceably to Landlord the Demised Premises in good order, repair and condition in all respects, subject to (a) the limitations and exceptions set forth in Article VIII, Section 2 above; and (b) Landlord's obligation to obtain a valid certificate of occupancy within a reasonable time after completion of the improvements pursuant to Article IV. Tenant shall comply with all applicable codes and obtain appropriate permits with regard to improvements installed by Tenant.

         (c) To keep and maintain the sidewalks, driveways and parking lots adjacent to the building portion of the Demised Premises clean and free from rubbish, trash, garbage, snow and ice; to store all trash and garbage within the Demised Premises or in a manner approved by Landlord, which approval shall not be unreasonably withheld and to arrange for regular pickup of trash and garbage.

         (d) Not to make any use of the Demised Premises which is improper, offensive or contrary to any law or ordinance; nor to permit any act or thing to be done on the Demised Premises which shall constitute a nuisance or which will increase the cost of or otherwise render void or voidable any fire insurance maintained on the Demised Premises.

         (e) To pay promptly when due the entire cost of any work to the Demised Premises undertaken by Tenant so that said Premises shall at all times be free of all liens whether for labor, materials or otherwise; to procure all necessary permits before undertaking such work to do all of such work in a good and workmanlike manner, employing material of good quality and complying with all governmental requirements; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

         (f) To permit Landlord and its agents to examine the Demised Premises at reasonable times and to show the Demised Premises to prospective purchasers, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business; to permit Landlord to enter the Demised Premises to make such repairs, improvements, alterations or additions thereto as may be required in order to comply with the requirements of any public authority having jurisdiction of the Premises, or as may be required of Landlord under the terms of this Lease provided that such entry shall not unreasonably interfere with the conduct of Tenant's business.

         (g) To pay for all utilities consumed by Tenant in connection with its use of the Demised Premises, including, without limitation, all gas, electric, heating and air conditioning charges and water and sewer charges.

ARTICLE X.   LANDLORD'S COVENANTS, REPRESENTATIONS AND WARRANTIES:

         Landlord covenants and represents as follows:

         (a) Landlord has full legal right and authority to enter into and carry out all of its obligations under this Lease.

         (b) The Premises are, and to the best of Landlord's knowledge, will continue to be zoned category "heavy manufacturing" which permits light manufacturing and warehouse uses. To the best of Landlord's knowledge there are no covenants, deed or occupancy certificate restrictions or reservations prohibiting the use of the Demised Premises for these purposes.

         (c) The Demised Premises have direct access to publicly maintained roads suitable for heavy truck use at all seasons of the year.

         (d) Landlord will obtain (and deliver a copy thereof to Tenant) a valid certificate of occupancy for the Demised Premises within a reasonable time period after the completion of Landlord's improvements subject, however, to Tenant's obligation to construct its improvements in accordance with all applicable codes, rules and/or regulations and provided,


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further, that Tenant has obtained the appropriate permits required as a result of such improvements.

         (e) The building portion of the Demised Premises are and will be on the Commencement Date, free from building, safety and health code violations and free from structural defects and all electrical, HVAC, plumbing and fire safety and damage control systems will be in full normal operating condition on the Commencement Date.

         (f) The Demised Premises are presently served by city potable water and sanitary sewer, by natural gas, electrical and telephone utility services all of which are separately metered to the Demised Premises.

         (g) The exterior paved portion of the Demised Premises is approximately 90' in width and 400' in depth and can accommodate approximately 30 automobile parking spaces.

         (h) Neither Landlord (nor any of its beneficial owners, officer, managerial employees or consultants) have any knowledge of any (i) "Hazardous Substances" (as defined under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended) or any other hazardous, toxic, septic, radioactive, explosive or carcinogenic materials which have been treated, stored, generated or disposed of upon the Premises (including the groundwater of the Premises) or (ii) any violation of any State, Federal or Local law enacted for the protection of the environment or the safety of the workers at the Premises except that Landlord is aware of those matters disclosed by (a) report of an environmental audit of the Premises performed by S.E.A., Inc. dated June 23, 1989; and (b) an underground storage tank removal report dated August 18, 1989. Tenant acknowledges receipt of copies of said reports. Tenant has no objections to the information disclosed by said reports.

ARTICLE XI.  INDEMNIFICATION AND INSURANCE:

         Section 1. Fire and Extended Coverage Insurance.

         Landlord shall maintain on the Demised Premises fire and extended coverage insurance, in an amount not less than one hundred percent (100%) of the full insurable value thereof, exclusive of the foundation.

         Section 2. Tenant Indemnification and Liability Insurance.

         Tenant shall indemnify and hold Landlord harmless from and against all loss, liability or claims for injury to or death of persons or damage to property sustained in, on or about the Demised Premises or resulting from the occupancy or use thereof by Tenant or any of its employees, agents, licensees, contractors, sublessees or assignees. Tenant shall at all times during the term of this Lease, at its sole cost and expense, maintain and keep in full force and effect for the mutual benefit of Tenant and Landlord comprehensive general liability insurance against all claims for personal injury, death or property damage occurring on or about the Demised Premises with minimum limits of liability of One Million Dollars ($1,000,000) per person, One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) property damage. Such policy of insurance shall name Landlord as an insured party thereunder and shall provide that it cannot be cancelled without at least 30 days prior written notice to Landlord. Tenant may comply with this Article XI,
Section 2 by including the Demised Premises in a "blanket policy" insuring other properties owned or occupied by Tenant. Tenant shall provide to Landlord prior to the Commencement Date, a certificate of such insurance, naming Landlord as an additional insured party thereunder. Notwithstanding anything to the contrary contained herein, to the extent that any loss, liability or claim is covered by insurance, including reasonable attorney's fees and other defense costs, Landlord releases and discharges Tenant of and from any such loss, liability or claim and waives any right of subrogation in favor of Landlord's insurer.

         Section 3. Tenant's Content Insurance.

         Tenant shall at all times during the term of this Lease, at its sole cost and expense, maintain and keep in full force and effect for the mutual benefit of Tenant and Landlord fire and


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extended coverage insurance, in an amount not less than 100% of the replacement value of all personal property of Tenant kept or maintained in the Demised Premises and all leasehold improvements and fixtures contained within the Demised Premises.

         Section 4. Evidence of Insurance.

         All insurance policies required to be maintained by Tenant under this
Article XI shall be effected under valid and enforceable policies issued by insurers of recognized responsibility. Upon commencement of the term of this Lease and not less than 10 days prior to the expiration dates of such policy or policies, certificates of the initial policy or renewal policies, as the case may be, or other satisfactory evidence of such insurance, shall be delivered by Tenant to Landlord.

ARTICLE XII.        ASSIGNMENT:

         Tenant shall not assign this Lease or make any sublease of the Demised Premises or any part thereof without Landlord's prior written consent, which consent shall not unreasonably be withheld. Any attempted assignment or sublease by Tenant without Landlord's consent shall be void and without legal effect. If Landlord consents to an assignment or sublease, Tenant and the assignee and/or subtenant shall be jointly and severally liable for all of Tenant's obligations under this Lease, including all such obligations during any renewal term.

ARTICLE XIII.       PERSONAL PROPERTY AND FIXTURES:

         Section 1. Personal Property.

         All goods and property of Tenant which are stored or kept in or on the Demised Premises shall be at the sole risk of Tenant and Landlord shall not be responsible in any way for any loss of or damage to the same. Provided that Tenant is not then in default of its duties and obligations hereunder, Tenant may remove such goods and property at any time during the term hereof; provided, however, that any such goods or property which remains in the Demised Premises after Tenant vacates the Demised Premises shall be removed by Tenant or shall automatically become the property of Landlord who may dispose of it in any manner that it deems appropriate--at the option of Landlord.

         Section 2. Trade Fixtures.

         All counters, shelving, refrigerating and other equipment and all other trade and light fixtures installed by or at the expense of Tenant and all other additions and/or improvements made to, in or on the Demised Premises by and at the expense of Tenant which are susceptible of being removed from the Demised Premises without injury thereto shall remain the property of Tenant, and provided that Tenant is not then in default of its duties and obligations hereunder, Tenant may, but shall not be obliged to, remove the same or any part thereof at any time during the term hereof; provided that Tenant shall repair all damages resulting from such removal to the reasonable satisfaction of Landlord. Any such equipment remaining in the Demised Premises following the vacation of the Premises by Tenant shall be removed by Tenant or shall automatically become the property of Landlord who may dispose of the same in any manner that it deems appropriate--at the option of Landlord.

ARTICLE XIV.        SIGNS:

         Tenant shall install, at its cost and expense, signage on the front of the Demised Premises in conformity with all applicable laws and ordinances and subject to the reasonable approval of Landlord.

         Signage shall be limited solely to identify the business and operation of Tenant. No other advertising or signage shall be permitted, including, but without limitation, temporary or permanent signs on the exterior of the Demised Premises or on any portion of the glass (exterior and interior).


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         Tenant shall be responsible for repairs, maintenance and replacements of the sign(s), supporting structures and lighting system. Tenant shall be responsible for the cost and expense of all electricity used in connection with such lighting, and, in the event the lighting system is not directly metered to Tenant, Tenant shall pay its share of the cost and expense--based upon an equitable and pro rata determination reasonably made by Landlord.

         In the event that the Rear Parcel is sold or otherwise developed by Landlord, Landlord reserves the right to utilize a portion of the frontage along Phillipi Road for construction of a sign identifying the owner or occupant of Rear Parcel. If a separate sign is not permitted under applicable governmental code, Landlord reserves the right to "piggy back" or otherwise share Tenant's sign. After construction of the additional portion of the sign, the cost of maintenance, repair and/or replacement of such sign shall be shared equally between Tenant and the owner(s) and/or occupant(s) of the Rear Parcel. Upon exercise of Tenant's option to purchase, if any, Landlord may reserve a sign easement along Phillipi Road in favor of the Rear Parcel.

ARTICLE XV.         DESTRUCTION OF DEMISED PREMISES.

         Section 1. Total or Partial Destruction.

         It is mutually agreed by and between the Landlord and Tenant that if at any time after the execution hereof, the improvements included with the Demised Premises are destroyed or damaged by fire, the elements or casualty, in whole or in part, this Lease shall not automatically terminate, but instead, the Tenant shall notify Landlord in writing of such damage or destruction and shall surrender possession of the Demised Premises to Landlord and thereupon, Landlord may, at its option, terminate this Lease or replace the damaged improvements, giving to the Tenant space equal to the present leased space and of the same general type of construction or better, the same to be done as soon as possible after the insurance adjustments, but in no event later than ninety (90) days from the date of the receipt of said insurance adjustment. In the event of total destruction as described above, if Landlord does not exercise its option to terminate this Lease, Tenant's rent shall completely abate from the date of such destruction until possession of the rebuilt Demised Premises is delivered to the Tenant. In the event of a partial destruction or damage whereby the Tenant shall be deprived of the occupancy of only a portion of the Demised Premises, if Landlord does not exercise its option to terminate this Lease, a proportionate allowance shall be made from the rent during such period, in the proportion which the number of square feet of the Demised Premises which the Tenant is deprived of by such damage or destruction and the making of repairs bears to the total square feet in the Demised Premises; and Landlord shall use its best efforts to repair such partial destruction or damage within one hundred twenty
(120) days of its occurrence. If such total or partial destruction is due to the fault or neglect of Tenant, Tenant's employees, agents, visitors or licensees, then without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damage shall be repaired by Landlord in the manner hereinbefore set forth; provided, however, there shall be no apportionment or abatement of rent; otherwise, the Landlord shall proceed diligently to rebuild said Demised Premises or repair damage thereto in compliance with its covenants herein. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord. Landlord's obligations to repair or rebuild shall be limited to a basic building and the replacement of any interior work which may have originally been installed at Landlord's cost according to this Lease. In the event Landlord elects to terminate the Lease as provided above, then the Lease shall be terminated as of the date of damage and rent shall be adjusted to said date. Notwithstanding anything to the contrary contained herein, in the event of total or partial destruction of the Demised Premises giving rise to Landlord's right to terminate this Lease, Tenant shall have the right, but not the obligation, to exercise its option to purchase and receive an assignment of the proceeds of Landlord's insurance policy(ies) covering the Demised Premises.

ARTICLE XVI.        TAKING:

         Section 1. If, prior to the expiration of the term hereof, all or substantially all of the Demised Premises shall be taken under the power of eminent domain, then this Lease and the term thereof shall cease and terminate as of the date of such taking, provided, however, that in such event Tenant shall have the right to exercise its option to purchase pursuant to Article V and shall be entitled to receive the entire condemnation award.

         Section 2. If, prior to the expiration of the term hereof, any public or private authority shall, under the power of eminent domain, take a part of the Demised Premises, then either party may, at their election, terminate this Lease by giving the other notice of the exercise of its election within thirty
(30) days after it shall receive notice of such taking. In the event of termination under the provisions of this Article XVI, Section 2, this Lease and the term hereof shall cease and terminate as of the date of such taking and any unearned rent or other charges, if any, paid in advance shall be refunded to Tenant, provided, however, that in such event Tenant shall have the right to exercise its option to purchase and shall be entitled to receive the entire condemnation award. Notwithstanding anything to the contrary contained herein, a taking of up to 25 feet along the public right-of-way shall not give rise to a right to terminate by either Landlord or Tenant. Compensation payable to Landlord, as a result of such partial taking, shall be credited against the Option Price.

         Section 3. If neither Landlord or Tenant shall have the right to terminate by reason of any such taking, or in the event that Landlord or Tenant, having such right, shall not elect to terminate as aforesaid, then this Lease and the term hereof shall continue in full force and effect, and Landlord shall, at its expense, use its best efforts to forthwith restore what may remain of the Demised Premises, including any and all improvements made theretofore, the parking areas, driveway and other paved areas to substantially the same condition they were in prior to such taking. In the event that Tenant exercises its option to purchase the Demised Premises and Rear Parcel, if applicable, subsequent to such taking, the option price shall be reduced by the amount received by Landlord from the condemning authority.

         Section 4. Except as otherwise provided in this Article XVI, the entire award arising out of any such taking shall belong to Landlord without any deduction therefrom for any leasehold estate or interest now or hereafter vested in Tenant. Despite anything herein to the contrary contained, Tenant shall not be prevented from making a claim in its own name against any such condemning authority with respect to any furniture, trade fixtures, trade equipment, merchandise or personal property of any kind belonging to Tenant and not forming part of the real estate, or for the cost of moving all of the same.

         Section 5. For all purposes herein, a taking shall include a voluntary or settled deed, easement or otherwise by Landlord executed and delivered as a result of a settled transaction with the appropriate governmental authority.

ARTICLE XVII.       ADDITIONAL RENT:

         Section 1. Taxes and Assessments.

         Landlord, throughout the term, or any renewal term, shall be responsible for payment of taxes and assessments attributable to the Demised Premises and Rear Parcel provided, however, that Tenant agrees to pay to Landlord, as additional rental hereunder, one hundred percent (100%) of the increase in such taxes and assessments attributable to the Demised Premises and Rear Parcel after the Commencement Date. For purposes of calculating increases in taxes and assessments, taxes and assessments payable by Landlord after the Commencement Date shall be those which Landlord is required to pay during the term, notwithstanding that all or a portion of such taxes and/or assessments are attributable to a period of time prior to the Commencement Date. Landlord shall either bill the charge on a monthly estimated basis--subject to adjustment when the actual cost is determined--or following payment of the taxes and assessments. Increases in taxes and assessments, if applicable, shall be prorated through termination. If Landlord sells or otherwise develops the Rear Parcel, and if a separate tax parcel is not created, Tenant's share of increases in real estate taxes and assessments shall be equitably apportioned, taking into account land and building valuations.

ARTICLE XVIII.      DEFAULT/REMEDIES:

         If Tenant fails to pay when due any installment of rent, additional rent or any other payment to be made by Tenant hereunder, and if the same remains unpaid for a period of ten

(10) days after it shall have become due, or if Tenant fails to keep and perform any of the other covenants, agreements, conditions, duties or obligations required to be kept and performed by it pursuant to the terms of this Lease, and if such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant, or if Tenant abandons or vacates the Demised Premises during the term of this Lease, or makes an assignment for the benefit of creditors, or suffers a receiver to be appointed in any action or proceeding by or against it, or if a case under any chapter of the U.S. Bankruptcy Code is commenced by or against Tenant, or if Tenant's interest in the Demised Premises is sold upon execution or other legal process, Landlord may enter into and upon the Demised Premises, and again have and possess and enjoy the same as if this Lease had not been made, and thereupon, the duties and obligations of Landlord hereunder shall terminate without prejudice, however, to the right of Landlord to recover from Tenant all rents and other amounts due under the provisions of this Lease, and the entire amount of unpaid rent due or thereafter to become due hereunder shall, without further notice or other action on the part of Landlord, accelerate and immediately become due and payable. The commencement of a proceeding or suit in forcible entry and detainer, or in ejectment or otherwise, after any default by Tenant shall be equivalent in every respect to actual entry by Landlord. In the event of any such default by Tenant and entry by Landlord, Landlord may, but shall not be required to, relet the Demised Premises for the remainder of the term of this Lease for the highest rent reasonably obtainable therefor, and Landlord may recover from Tenant any deficiency between the amount so obtained and the amount of rent hereinbefore reserved. Notwithstanding the foregoing, Landlord shall provide to Tenant written notice of monetary defaults and ten days in which to cure such default provided, however, that such written notice shall only be required by Landlord twice during each lease year.

         Notwithstanding the foregoing provisions, in the event any installment of rent, additional rent or any other payment to be made by Tenant hereunder is not paid within ten (10) days of the date due, then, and in that event, Landlord may assess a late charge in the amount of five percent (5%) of the unpaid installment of rent, additional rent or other payment--which assessment shall be on a monthly basis until paid. Failure on the part of Landlord to assess shall not waive any rights of Landlord to assess at a later date or assess for future unpaid installments of rent, additional rent or other payments.

ARTICLE XIX.        MISCELLANEOUS PROVISIONS:

         Section 1. Subordination.

         Tenant shall, upon the request of Landlord in writing, subordinate this Lease and the lien hereof by executing promptly, without cost, any instruments which may be necessary or desirable to evidence such subordination, to the lien of any present or future mortgage or mortgages upon the Demised Premises or any property of which the Demised Premises are a part, irrespective of the time of execution or the time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into a written agreement with Tenant to the effect that in the event of foreclosure or other action taken under the mortgage by the holder thereof this Lease and the rights of Tenant hereunder, including Tenant's option to purchase, shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder. The word "mortgage" as used herein includes mortgages, other similar instruments and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder. Landlord shall permit no liens to be placed against the Demised Premises in an aggregate amount in excess of Tenant's option price, including principal, accrued interest and any prepayment penalties.

         Section 2. Self-Help.

         If Tenant shall default in the performance or observance of any agreement, condition or other provision in this Lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice in writing from the other party specifying the default, Landlord may, at its option, without waiving any claims for breach of agreement, at any time thereafter cure such default for the account of Tenant, and Tenant shall reimburse Landlord for any amount paid and any expense or contractual liability so incurred, and any amounts due from Tenant shall be deemed additional rent due and payable with the next installment of minimum rent; provided, however, that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if it is necessary to protect the Demised Premises or to prevent injury or damage to persons or property.

         Section 3. Quiet Enjoyment.

         Landlord covenants and agrees with Tenant that upon Tenant paying the rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly have, hold and enjoy the Demised Premises without hindrance or molestation.

         Section 4. Extension Periods.

         All of the terms, provisions, covenants and agreements in this Lease contained shall apply during any extension or extensions of the original term hereof, except as specifically provided herein or in any extension agreements hereafter executed by Landlord and Tenant.

         Section 5. Delays.

         In the event Landlord shall be required to do any act hereunder, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations, delays caused by Tenant, delays in securing financing or other causes beyond Landlord's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time."

         Section 6. Holding Over.

         In the event that Tenant shall continue in occupancy of the Demised Premises after the expiration of the term of this Lease, such occupancy shall not be deemed to extend or renew the terms of this Lease, but such occupancy shall continue as a tenancy at will upon the covenants, provisions and conditions herein contained at the rental in effect during the last lease year of the term, prorated and payable for the period of such occupancy. Landlord may terminate such tenancy at any time on three (3) days written notice.

         Section 7. Waivers.

         Failure by Landlord to complain of any act or omission on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provisions. If any action by Tenant shall require the consent or approval of Landlord, the Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

         Section 8. Notices.

         All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed. If intended for Landlord the same shall be mailed to Landlord at 4700 East Fifth Avenue, Columbus, Ohio 43219 with a copy to Gerald H. Swedlow, Attorney at Law, 65 East State Street, Suite 910, Columbus, Ohio 43215, or at such other address as Landlord may hereafter designate by notice to Tenant; and if intended for Tenant, the same shall be mailed to

Tenant c/o Controller, Eagle Window and Door, Inc., 375 East 9th Street, Dubuque, Iowa 52001 or at such other address as Tenant may hereafter designate by notice to Landlord.

         Section 9.  Invalidity of Particular Provisions.

         If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 10. Definitions of Parties.

         The word "Landlord" and the pronouns referring thereto shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Landlord, and if there is more than one Landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the obligations of the firm only and shall not be the obligations of the partners. Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as hereinafter otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of Landlord and Tenant. The word "Landlord" as used herein shall mean only the owner for the time being of Landlord's interest in this Lease and such owner and each succeeding owner shall be liable hereunder only during the period of its respective ownership.

         Section 11. Marginal Notes.

         The marginal notes used as headings for the various articles of this Lease are used only as a matter of convenience for reference, and are not to be construed as part of this Lease or to be used in determining the intent of the parties to this Lease.

         Section 12. Entire Agreement.

         This instrument, together with all exhibits and/or attachments hereto, contains the entire and only agreement between the parties concerning the subject matter hereof, and no oral statements or representations or prior written matters not contained in this instrument shall have any force or effect. Except as otherwise expressly provided herein, this Lease supersedes and replaces any prior lease relating to the Demised Premises. This Lease shall not be modified in any way except by a writing executed by both parties.

         Section 13. Security Deposit.

         Tenant shall deposit with Landlord simultaneously with the execution hereof the sum of Seven Thousand Two Hundred Ninety-One and 67/100 Dollars ($7,291.67). Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of its duties and obligations hereunder. If any of the rent or other charges payable by Tenant to Landlord hereunder shall be overdue and unpaid or should Landlord make any payments on behalf of Tenant, or if Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have under the terms hereof, appropriate and apply said deposit, or any part thereof, to compensate Landlord towards the payment of rent, additional charges or loss or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said security deposit to the original sum deposited. Should Tenant promptly pay all rent as the same becomes due hereunder, and otherwise perform all of its duties and obligations hereunder, said deposit shall be returned in full to Tenant at the end of the term of this Lease. In the event of bankruptcy or other proceedings by or against Tenant, the amount deposited pursuant to this
Article XVIII, Section 13 shall be deemed to be applied to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         Section 14. Condition of Demised Premises.

         Subject to Article IV, upon the commencement of the term of this Lease, Landlord shall deliver possession of the Demised Premises to Tenant in a tenantable condition. Subject to Article IV, Tenant hereby acknowledges that it has examined the Demised Premises and agrees that the same are in a tenantable condition.

         Section 15. Liens and Claims.

         Tenant shall at all times keep the Demised Premises and the Landlord's estate or interest therein free and clear from all claims, liens and encumbrances caused by or through the occupancy of the Demised Premises by Tenant or occurring as a result of construction work, repairs, alterations, additions or restoration work required or permitted to be done by Tenant pursuant to the terms of this Lease, and Tenant shall indemnify and save Landlord harmless from and against all loss, costs, expense and attorneys' fees incurred or expended in connection with any such claim, lien or encumbrance or the prosecution or defense of any such suit, action or proceeding relating to the same.

         Section 16. Landlord's Non-Liability.

         Landlord shall not be liable: (a) for any expense, damage or injury done or occasioned by or from the electrical, gas, water, steam, odors, oil, heating, air conditioning, plumbing, sprinkler and sewer systems in, upon or about the Demised Premises or the building in which the Demised Premises are located, (b) for any expense, damage or injury occasioned by water, snow or ice, or dampness being upon or coming through the roof, trap door, walls, floors, windows, doors, sewers or otherwise, (c) for any expense, damage or injury arising from acts of negligence or omissions of Tenant, its employees or invitees or other tenants or their employees or invitees, (d) for the acts of any owners or occupants of adjoining or contiguous property, (e) for any expense, damage or injury incurred by reason of forced entry or attempt thereof,
(f) for acts by the public or caused by operations or construction of any private, public or quasi-public work, or (g) for any latent defect in the Demised Premises or in the building of which it forms a part or for any change or modification thereof. Landlord shall not be liable for any expense, damage or injury occasioned by reason of the construction of the Demised Premises, or for failure to keep the Demised Premises in repair unless written notice of the need for repairs has been given Landlord and a reasonable time has elapsed, and Landlord fails to make such repairs. In any event, Landlord shall not be liable for any expense, or damage to Tenant's leasehold improvements, fixtures, merchandise or other personal property resulting from fire or other hazard, regardless of the cause thereof, and Tenant hereby releases Landlord from all liability for such damage including subrogation claims by Tenant's insurance carrier.

         Section 17. Acts Beyond Control of Landlord.

         In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the Landlord in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period equivalent to the period of such delay. This provision shall not operate to excuse Tenant from prompt payment of all rent and other payments required by the terms of this Lease.

         Section 18. Estoppel Certificates.

         The Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease, as modified, is in full force and effect), and that there are no defenses or offsets thereto then accrued, or stating those claimed by Tenant, and the dates to which the rent or other charges have been paid, it being intended that any such statement delivered pursuant to this Article XVIII, Section 20 may be relied upon by any prospective purchaser of, or any prospective holder of a mortgage upon the fee of the Demised Premises, or by any other properly interested party.

         Section 19. Miscellaneous Payments.

         Unless otherwise specifically provided in this Lease, all payments, reimbursements and charges to be made by Tenant shall be paid within five (5) days of billing from Landlord.

         Section 20. Governing Law.

         This Lease shall be governed by and construed in accordance with the laws of the state in which the Demised Premises are situate.

         Section 21. Option to Renew.

         Tenant shall have the right and option to renew the term of this Lease for an additional three (3) year term. Tenant shall exercise such option, if at all, by providing to Landlord not less than six (6) months notice prior to the expiration of the initial term. Rent for the renewal term shall be as follows:

        RENEWAL LEASE YEAR          ANNUAL RENTAL           MONTHLY INSTALLMENT
        ------------------          -------------           -------------------
A.              4                    $156,000.00                $13,000.00

B.              5                    $162,000.00                $13,500.00

C.              6                    $168,000.00                $14,000.00

         Except for increased rental, as above provided, all terms, provisions and conditions of this Lease, including the option to purchase the Demised Premises and Rear Parcel, if applicable, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Signed and Acknowledged          LANDLORD:
in the Presence of:
                                 J.M.J. PARTNERSHIP, an Ohio general partnership

/s/ Ruth E. Booth
---------------------------------
/s/ [illegible]                           By:/s/ Jeff Block
---------------------------------            -----------------------------------
                                          Jeff D. Block, Partner


                                 TENANT:

                                 THE NEW EDGEHILL CO., INC., a Delaware
                                 corporation


/s/ Ruth E. Booth                By:/s/ Donald Stevens
-----------------------------       -----------------------------------
/s/ [illegible]                  Its:Vice President
-----------------------------        -----------------------------------

STATE OF OHIO                       :
                                    : ss:
COUNTY OF FRANKLIN                  :

         The foregoing instrument was acknowledged before me this 28th day of November, 1990, by Jeff D. Block, partner, on behalf of J.M.J. Partnership, an Ohio general partnership.

                                                     /s/ Gerald Swedlow
                                                     ---------------------------
                                                     Notary Public


STATE OF OHIO                       :
                                    : ss:
COUNTY OF FRANKLIN                  :

         The foregoing instrument was acknowledged before me this 28th day of November, 1990, by Donald Stevens, the Vice President of The New Edgehill Co., Inc., a Delaware corporation, on behalf of the corporation.

                                                     /s/ Gerald Swedlow
                                                     ---------------------------
                                                     Notary Public

                                    EXHIBIT A

                                [GRAPHIC OF SITE]

                     CORRECTIVE AMENDMENT TO LEASE AGREEMENT

         This Amendment pertains to and is part of the original integration of a Lease Agreement dated November 28, 1990 between J.M.J. Partnership ("Landlord") and the New Edgehill Co., Inc. ("Tenant").

         1. The first sentence of paragraph (d) of Article V is amended to read as follows: "In the event that after the first twenty-four (24) months have elapsed during the remainder of the term of this Lease, or any renewal term, Landlord receives a bona fide offer to purchase the Rear Parcel, which offer Landlord desires to accept, Landlord shall provide to Tenant written notice of such offer and fifteen (15) days in which to exercise the option to purchase both the Demised Premises and the Rear Parcel." It is not intended that the Landlord shall have the right to sell the Demised Premises so as to either defeat or require early exercise of Tenant's option with respect to the Demised Premises, but Tenant may not exercise its option to the Rear Parcel separately from the Demised Premises but only as to both the Rear Parcel and Demised Premises together. The second sentence of Article V paragraph (d) means that in such event the Tenant's option price shall be the lesser of (i) the option price for the Demised Premises and Rear Parcel as computed under paragraph (a) of
Article V or (ii) the option price computed under paragraph (a) of Article V, plus the offered price for the Rear Parcel but minus an amount equal to the "credit" computed under paragraph (b) of Article V as of the date of exercise of the Option.

         2. The following additional sentence is added to Article VIII Section 2: "The Tenant shall, so long as the Rear Parcel has not been sold or leased to another Tenant, or developed by Landlord for its own active use reasonably maintain the lawn on the Rear Parcel and keep the Rear Parcel reasonably clear from surface litter."

         3. The following additional Section 22 is added to Article XIX of the
Lease:

         Notwithstanding any other provision of the Lease, Tenant shall not have any responsibility or obligation for clean up, remediation or defense, or indemnification for any environmental pollution or impairment not caused by the operations of Tenant at the Premises.

J.M.J. PARTNERSHIP                            THE NEW EDGEHILL CO., INC.


By /s/ Jeff Block                             By /s/ B.J. Silverman
   -----------------------------                --------------------------------
Its General Partner                           Its Secretary
    ----------------------------                  ------------------------------


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